GUARANTY



                                       OF



                          AGRO POWER DEVELOPMENT, INC.


                                       TO


                                   COBANK, ACB









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                    GUARANTY OF AGRO POWER DEVELOPMENT, INC.

     This Guaranty ("GUARANTY") is made and given as of January 2, 2000 by AGRO POWER DEVELOPMENT, INC., a Delaware corporation ("GUARANTOR"), to COBANK, ACB ("COBANK").

                                 R E C I T A L S

     A. CoBank and Village Farms, L.P., a Delaware limited partnership ("BORROWER") have entered into a Consolidated, Amended and Restated Loan Agreement of even date herewith (as amended, modified or supplemented from time to time, the "LOAN AGREEMENT") pursuant to which CoBank has agreed make certain term loans to Borrower in an aggregate principal amount up to $72,285,739.67 ("LOANS") under the terms and conditions set forth in the Loan Agreement.

     B. CoBank is willing to extend such credit to Borrower pursuant to the provisions of the Loan Agreement upon the condition, among others, that Guarantor execute this Guaranty.

                               A G R E E M E N T S

     NOW, THEREFORE, for value received, and intending to be legally bound herein, and to induce CoBank to extend credit and make advances to Borrower pursuant to the terms of the Loan Agreement, Guarantor covenants and agrees with CoBank as follows:

     1. DEFINED TERMS. As used in this Guaranty, the following terms shall have the meanings set forth below (and such meaning shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

          1.1 APD ENTITIES: Village Farms, L.L.C., a Delaware limited liability company; and Cogentrix Greenhouse Investments, Inc., a Delaware corporation.

          1.2 APD MERGER: the merger of the APD Entities into Guarantor with Guarantor as the surviving entity.

          1.3 BORROWER MERGER: the merger of the Village Farms Entities into Borrower with Borrower as the surviving entity.

          1.4 BUSINESS DAY: any day other than a Saturday or Sunday and other than a day which is a Federal legal holiday or a legal holiday for banks in the State of Colorado or the State of New Jersey.

          1.5 CAPITAL LEASE: means any lease of property (whether real, personal or mixed) by a Person where the discounted present value of the rental obligations of such Person as lessee under such lease, in accordance with GAAP, is required to be capitalized on the balance sheet of such Person.


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          1.6 COMPLIANCE CERTIFICATE: a certificate of the chief financial officer of Guarantor acceptable to CoBank and in the form attached as Exhibit
1.6 hereto.

          1.7 EBITDA: for any period, the consolidated net income of Guarantor from its consolidated Greenhouse operations for such period (excluding the effect of any extraordinary gains or losses), plus the sum of the amounts of (a) Interest Expense, plus (b) federal and state income taxes, plus (c) depreciation and amortization expense associated with Guarantor's Greenhouse operations, all as determined in accordance with GAAP.

          1.8 ECOSCIENCE: EcoScience Corporation, a Delaware corporation.

          1.9 ENVIRONMENTAL LAWS: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C. 9601-9657 and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901-6987.

          1.10 ENVIRONMENTAL REGULATIONS: any federal, state or local law, statute, code, ordinance, regulation, requirement or rule (other than the Environmental Laws) now in effect or hereinafter enacted relating to pollution or protection of the environment, health, safety or natural resources.

          1.11 GAAP: generally accepted accounting principles in the United States of America, applied consistently, as in effect from time to time.

          1.12 GENERAL PARTNER: Village Farms of Delaware, L.L.C., a Delaware limited liability company.

          1.13 GENERAL PARTNER ENTITIES: Cogentrix of Buffalo, Inc., a Delaware corporation; Cogentrix of Fort Davis I, Inc., a Delaware corporation; and Cogentrix of Marfa, Inc., a Delaware corporation.

          1.14 GENERAL PARTNER MERGER: the merger of the General Partner Entities into General Partner with General Partner as the surviving entity.

          1.15 GREENHOUSES: the greenhouses operated by Borrower for the production of vegetables or other produce.

          1.16 GROSS PROFIT: Guarantor's revenue from sales minus the cost of goods sold, determined on a consolidated basis with respect to Guarantor's consolidated Greenhouse operations only and calculated in accordance with GAAP.

          1.17 GUARANTEES: this Guaranty and that certain Guaranty of even date herewith pursuant to which EcoScience unconditionally guarantees the payment and performance of all obligations of Borrower to CoBank under the Loan Documents, as such guarantees are amended, modified or supplemented from time to time.

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          1.18 GUARANTOR DOCUMENTS: this Guaranty and the Guarantor Security
Documents.

          1.19 GUARANTOR SECURITY AGREEMENT: the Security and Pledge Agreement of even date herewith by and between Guarantor and CoBank, together with all renewals, extensions, amendments, modifications, and supplements thereto.

          1.20 GUARANTOR SECURITY DOCUMENTS: the Guarantor Security Agreement, the mortgages, deeds of trust, leasehold assignments and consents, financing statements, pledge agreements, assignments, and/or other security documents executed by Guarantor in favor of CoBank to secure Guarantor's performance of its obligations under this Guaranty with a Lien on all assets, real and personal, of Guarantor, in form and substance acceptable to CoBank, together with all renewals, extensions, amendments, modifications, and supplements thereto.

          1.21 HAZARDOUS SUBSTANCES: dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Laws or Environmental Regulations, and also including urea formaldehyde, polychlorinated biphenyls, asbestos, asbestos-containing materials, nuclear fuel or waste, and petroleum products, or any other waste, material, substances, pollutant or contaminant which would subject an owner of property to any damages, penalties or liabilities under any applicable Environmental Laws or Environmental Regulations.

          1.22 INDEBTEDNESS: any and all advances, debts, obligations and liabilities of Borrower under or pursuant to the Loan Documents, and any renewals, amendments, extensions or replacements thereof, including without limitation all principal, interest, reimbursement and indemnification obligations, and loan fees owed under the Loan Agreement and all expenses, charges and other amounts payable by Borrower pursuant to the Loan Documents, whether now existing or hereafter contracted or incurred, plus interest thereon at the rate determined pursuant to the Loan Agreement.

          1.23 INTEREST EXPENSE: for any period, total interest expense (including the interest component of any Capital Leases) of Guarantor determined in accordance with GAAP and on a consolidated basis with respect to Guarantor's consolidated Greenhouse operations.

          1.24 LIEN: means any mortgage, pledge, lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and, with respect to real property, any easement, right of way or other encumbrance on title to real property.

          1.25 LOAN DOCUMENTS: the Loan Agreement, the Notes, the Note Purchase Agreement, the Guarantees, the Security Documents, and any other document required by CoBank from time to time in order to grant to, or maintain for, CoBank a

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perfected security interest in the Collateral, together with all renewals, extensions, amendments, modifications, and supplements thereto.

         1.26 MATERIAL ADVERSE CHANGE: means, with respect to any Person, any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of such Person.

          1.27 MATERIAL ADVERSE EFFECT: means, with respect to any Person, any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of such Person.

          1.28 MISSION CRITICAL: a Person with respect to whom the failure of such Person's Significant Software to be Year 2000 Compliant could reasonably be expected to have a Material Adverse Effect on Guarantor.

          1.29 NOTES: the promissory notes executed by Borrower payable to CoBank evidencing the Loans dated of even date herewith, as amended, modified or supplemented from time to time.

          1.30 PARTICIPANT: means, collectively, any Person to whom CoBank shall sell or assign a loan participation or other fractional undivided interest in the Indebtedness, as evidenced by the Notes and other Loan Documents, and the legal representatives, successors and assigns of any such Person.

          1.31 PERSON: any individual, sole proprietorship, joint venture, unincorporated organization, cooperative association, limited liability company, corporation, association, partnership, trust, government, governmental agency, or other entity.

          1.32 PROJECTIONS: the projections provided to CoBank with respect to projected Greenhouse operations and financial results of Greenhouse operations of Guarantor and its consolidated entities, identified on, or attached hereto as, Schedule 1.32.

          1.33 QUARTER: the quarters of Guarantor's Fiscal Year.

          1.34 SECURITY DOCUMENTS: the security agreements, mortgages, deeds of trust, financing statements, pledge agreements, amendments to ground leases, lessor's consents, and/or other security documents required pursuant to the Loan Agreement and/or executed by Borrower, General Partner, Guarantor or EcoScience in favor of CoBank to secure the performance of Borrower's obligations under the Notes and the other Loan Documents with a Lien on all assets and properties of Borrower, General Partner and Guarantor, and on all of the stock in Guarantor owned by EcoScience, in form and substance acceptable to CoBank, together with all renewals, extensions, amendments, modifications, and supplements thereto.

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          1.35 SIGNIFICANT SOFTWARE: any device or system of a Person (including without limitation all computer hardware or software, firmware, equipment containing embedded microchips or integrated circuits, or other set or collection of processing instructions) regularly used by such Person in its business operations or financial accounting which, individually, or together with one or more other items of Significant Software, would, if it failed to be Year 2000 Compliant, have a material adverse effect on the business condition (financial or otherwise), operations, performance, or properties of such Person.

          1.36 VFIFA: Village Farms International Finance Association, a Delaware cooperative corporation.

          1.37 VILLAGE FARMS ENTITIES: collectively, Village Farms of Colorado, Inc., a Delaware corporation; Village Farms, Inc., a Delaware corporation; Village Farms Mediterranean, Inc., a Delaware corporation; Village Farms of Virginia, Inc., a Delaware corporation; Village Farms of Texas, L.P., a Delaware limited partnership; Village Farms of Marfa, L.P., a Delaware limited partnership; Village Farms of Presidio, L.P., a Delaware limited partnership; Village Farms of Buffalo, L.P., a Delaware limited partnership; and Keystone Village Farms, L.L.C., a Delaware limited liability company.

          1.38 YEAR 2000 COMPLIANT: shall mean, with respect to Significant Software, (a) that it shall include calendar year 2000 date conversion and compatibility capabilities, including date data century recognition, same century and multiple century formula and date value calculations and user interface date data values that reflect the century so that it will (i) manage and manipulate data involving dates, including single century and multiple century dates and formulas, and will not cause an abnormally ending scenario within the application or cause an abort or result in the generation of incorrect values or invalid output involving such dates, (ii) include the indication of the correct century in all date related user interface functions, and (iii) operate in the same manner with year dates of 2000 and beyond as it operates with year dates of 1900 to 1999; and (b) that it shall recognize the year 2000 as a leap year, including recognition and processing of the correct date on February 29, 2000. Significant Software that is Year 2000 Compliant shall be considered to be in "Year 2000 Compliance".

The following terms are defined in portions of this Guaranty other than this
Article 1:

                Authorized Stock                   Section 7.19
                Code                               Section 7.18
                ERISA                              Section 7.18
                Financial Statements               Section 7.12
                Fiscal Year                        Section 7.26
                Guaranteed Obligations             Article 2
                Guarantor Benefit Plan             Section 7.18
                Guarantor's Claims                 Section 3.5
                Guarantor Collateral               Article 6
                Guarantor Pension Plan             Section 9.10
                Indemnified Parties                Section 10.1

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                Intellectual Property              Section 7.25
                Material Agreements                Section 7.11
                Merged Entities Balance Sheets     Section 7.12
                Mergers                            Section 7.3
                Pocono                             Section 8.16
                Real Estate Interests              Section 7.20
                Required Licenses                  Section 7.17
                Title Commitments                  Section 7.24
                Title Insurers                     Section 7.24
                Title Policy                       Section 7.24
                Wheatfield                         Section 8.16

     Capitalized terms used, but not defined, herein shall have the meaning given to such terms in the Loan Agreement, if defined therein.

     2. GUARANTY. Guarantor hereby guarantees absolutely and unconditionally to CoBank, and its successors and assigns, and any Participant acquiring an interest in the Indebtedness of Borrower, and becomes surety for: (a) the due and punctual payment, in lawful money of the United States, of all Indebtedness of Borrower as and when any of the foregoing shall become due and payable in accordance with the terms thereof at stated maturity, by acceleration, or otherwise; and (b) the full and timely performance of any and all other obligations of Borrower to CoBank, of every type and description, whether now existing or hereafter contracted or incurred, arising directly or indirectly out of or with respect to the Loan Documents. Guarantor shall also pay all costs, expenses and attorneys' fees incurred by CoBank and any Participant in their efforts to collect the foregoing, foreclose upon or exercise their rights with respect to any security for the foregoing, or to enforce this Guaranty, or to protect the rights of CoBank and any such Participant with respect thereto. The term "GUARANTEED OBLIGATIONS" as used in this Guaranty shall mean such indebtedness, obligations and liabilities described above in this Article 2.

     3. GUARANTY OF PAYMENT; WAIVER OF DEFENSES, ETC.

          3.1 GENERAL. This Guaranty is a guarantee of payment and not of collection, and Guarantor waives any right to require that any action be brought against Borrower or to require that resort be had at any time to any direct or indirect security for the Guaranteed Obligations. Guarantor's obligations hereunder are continuing obligations and are absolute and unconditional irrespective of the genuineness, validity or enforceability of any instrument or instruments now or hereafter evidencing any Guaranteed Obligation or any part thereof (including but not limited to the Loan Documents) or of any other agreement now or hereafter entered into by CoBank and Borrower pursuant to which any Guaranteed Obligation or any part thereof is issued, or of any other circumstance which might otherwise constitute a legal or equitable discharge of a guarantor or surety. Guarantor's obligations hereunder shall continue in full force and effect as long as any Guaranteed Obligation or any part thereof remains outstanding and unpaid or CoBank has any obligation to make any extension of credit to Borrower pursuant to any of the Loan Documents.

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          3.2 WAIVERS. With respect to its obligations under this Guaranty,
Guarantor waives any and all defenses and discharges available to a guarantor, surety, endorser or accommodation party, dependent upon its character as such. Guarantor hereby waives presentment for payment, notice of nonpayment, demand and protest. Guarantor agrees that its obligations hereunder shall not be affected or impaired in any way by any of the following acts or things (which CoBank may do from time to time without notice to Guarantor): (a) any amendment (including, without limitation, an amendment increasing the interest rate), modification or extension of any Loan Documents, or any waiver of compliance by Borrower with the terms of any of the foregoing; (b) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, modification or other disposition of any Guaranteed Obligation or any collateral therefor; (c) any acceptance or release of collateral for, or guarantors of, any Guaranteed Obligation; (d) any inability, failure, neglect or omission to obtain, perfect, enforce or realize upon any collateral for any of the Guaranteed Obligations, or to exercise any lien upon or right of appropriation of any moneys, credits or property to the liquidation of any Guaranteed Obligation, or to pursue or obtain any deficiency judgment against Borrower following any foreclosure of any security interest, mortgage or deed of trust granted by Borrower to CoBank; or (e) any application of payments or credits upon the Guaranteed Obligations under the Loan Documents. CoBank shall not be required, before exercising its rights under this Guaranty, to first resort for the payment of any Guaranteed Obligation to Borrower, or other guarantors or sureties or accommodation parties or any collateral, property, liens or other remedies or rights whatsoever. With respect to its obligations under this Guaranty, Guarantor agrees not to exercise any right of contribution, recourse, subrogation or reimbursement available to Guarantor against Borrower or any other Person or entity or property unless and until all the Guaranteed Obligations have been indefeasibly paid in full and there is no obligation of CoBank to make any extension of credit to Borrower under the Loan Documents. Guarantor hereby waives any rights it may have at equity or in law to require CoBank to apply any rights of marshalling or other equitable doctrines in the circumstances.

          3.3 AMOUNT OF INDEBTEDNESS. CoBank may, at its sole option and without any notice to or consent of Guarantor, allow the Indebtedness of Borrower owed to CoBank to exceed the principal amount of all promissory notes executed by Borrower in connection with the Indebtedness without in any way adversely affecting Guarantor's liability hereunder.

          3.4 SUBROGATION. After all Guaranteed Obligations have been indefeasibly paid in full and there is no obligation of CoBank to make any extension of credit to a Borrower under the Loan Documents, Guarantor shall have and may exercise rights of subrogation against Borrower.

          3.5 SUBORDINATION OF OTHER DEBT. Any indebtedness or obligation of Borrower, or any other claim against or liability of Borrower, now or hereafter held by or owed to Guarantor ("GUARANTOR'S CLAIMS") is hereby subordinated by Guarantor to the Indebtedness; and such Guarantor's Claims, if CoBank so requests, shall be

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collected, enforced and received by Guarantor as trustee for CoBank and paid over to CoBank on account of the Indebtedness.

          3.6 LIENS AND RIGHTS OF SET-OFF. In addition to all Liens upon, and right of set-off against, the property of Guarantor existing under applicable law, CoBank may, without demand or notice of any kind, and at any time when any amount shall be due and payable hereunder by Guarantor, appropriate and apply toward the payment of such amount, in such order of application as CoBank may elect, any property, balances, credits, deposits, accounts or moneys of Guarantor in the possession or control of CoBank for any purpose. Guarantor hereby grants to CoBank a right of set-off and a security interest in such property and funds in the possession or control of CoBank. Guarantor further expressly grants to CoBank the right, to be exercised at the discretion of CoBank, to file one or more financing statements under the Uniform Commercial Code naming Guarantor as debtor and CoBank as secured party with respect to such property and funds and Guarantor hereby agrees to sign any such statement.

     4. RECOVERY OF PAYMENT. If any payment received by CoBank and applied to the Guaranteed Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower), the Guaranteed Obligations to which such payment was applied shall, for the purposes of this Guaranty, be deemed to have continued in existence, notwithstanding such applications, and this Guaranty shall be enforceable as to such Guaranteed Obligations as fully as if such applications had never been made.

     5. INFORMATION REGARDING BORROWER. Guarantor assumes full responsibility for keeping fully informed of the financial condition of Borrower and all other circumstances affecting Borrower's ability to pay and perform its obligations under the Loan Documents and agrees that CoBank shall not have any duty to report to Guarantor any information which CoBank receives about the financial condition of Borrower or any circumstances bearing on the ability of Borrower to perform its obligations under the Loan Documents, and Guarantor hereby expressly and unconditionally waives any defense based on the failure of CoBank to report such information.

     6. SECURITY. As security for the payment and performance of Guarantor's obligations under this Guaranty, Guarantor shall grant to CoBank and maintain for CoBank, a first Lien on all of its assets and properties, both real and personal, tangible or intangible, whether now owned or held or hereafter acquired (the "GUARANTOR COLLATERAL"), subject to any Lien permitted by Section
9.3 hereof. Guarantor has executed and delivered to CoBank the Guarantor Security Documents as required under this Guaranty to evidence the Lien of CoBank in the Guarantor Collateral, and the terms, provisions and conditions of the Guarantor Security Documents are hereby incorporated in this Guaranty and made a part hereof. Guarantor shall also execute such further security agreements, mortgages, deeds of trust, financing statements, assignments or other documents as CoBank shall request, in form and substance as such CoBank shall specify, to establish, confirm, perfect or provide notice of CoBank's Lien on the Guarantor Collateral.

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     7. REPRESENTATIONS AND WARRANTIES. Guarantor represents, covenants and warrants to CoBank that:

          7.1 ORGANIZATION, GOOD STANDING, ETC. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Guarantor has the power to own its properties and to carry on its business as now being conducted. Guarantor is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary except where the failure to be so qualified would not have a Material Adverse Effect on Guarantor.

          7.2 AUTHORITY; DUE AUTHORIZATION. Guarantor has full power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as contemplated to be conducted. The execution and delivery of, and performance by Guarantor of its obligations under, each Guarantor Document are within Guarantor's corporate powers and have been duly authorized by all necessary corporate action.

          7.3 MERGERS. The APD Merger, the General Partner Merger and the Borrower Merger (collectively, the "Mergers") have each been duly and fully consummated in accordance with the laws of the State of Delaware and any other applicable jurisdiction. Guarantor is the surviving entity of the APD Merger. General Partner is the surviving entity of the General Partner Merger, and Borrower is the surviving entity of the Borrower Merger.

          7.4 CONSENTS. All consents, authorizations or approvals of any Person (including, without limitation, Guarantor) which were necessary for, or required in connection with, the Mergers have been obtained in writing, and a true and correct copy thereof has been delivered to CoBank. All consents or approvals of any Person which are necessary for, or are required as a condition of, the execution, delivery and performance of the Guarantor Documents have been obtained in writing, and a true and correct copy thereof have been delivered to CoBank.

          7.5 TITLE TO GUARANTOR COLLATERAL. Guarantor has all real and personal property necessary for the conduct of its business and has good title to all of the Guarantor Collateral, free and clear of all Liens, except as permitted by
Section 9.3 of hereof. The Guarantor Collateral is in good operating condition and repair, reasonable wear and tear excepted, and suitable in all material respects for the purposes for which it is being utilized except where the failure to be in good operating condition could not reasonably be expected to result in a Material Adverse Effect on Guarantor.

          7.6 LITIGATION. Except as set forth on Schedule 7.6, there are no pending legal or governmental actions, proceedings or investigations to which Guarantor is a party or to which any property of Guarantor is subject which could reasonably be expected to have a Material Adverse Effect on Guarantor, and, to the best of Guarantor's knowledge, no such actions or proceedings are threatened or contemplated

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by governmental authorities or any other Person. There are no outstanding judgments, injunctions, orders, writs or decrees of any arbitrator, court or governmental authority binding on Guarantor or its assets or properties.

          7.7 NO VIOLATIONS. The APD Merger did not, and the execution, delivery and performance by Guarantor of the Guarantor Documents will not: (a) violate any provision of Guarantor's certificate of incorporation or bylaws; (b) violate, conflict with, result in a breach of, constitute a default under, or with the giving of notice or the expiration of time or both, constitute a default under, any existing material indenture, lease, security agreement, mortgage, permit or other governmental authorization, contract, note, instrument or any other agreements or documents binding on Guarantor or affecting its property; (c) violate or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Guarantor, or
(d) except for the Liens created under the Guarantor Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of Guarantor.

          7.8 BINDING AGREEMENT. Each of the Guarantor Documents is, or when executed and delivered, will be, the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, subject only to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity.

          7.9 COMPLIANCE WITH LAWS. Guarantor is in compliance in all material respects with all federal, state, and local laws, rules, regulations, ordinances, codes and orders, including without limitation all laws, rules and regulations governing the issuance and maintenance of the Required Licenses.

          7.10 CHIEF EXECUTIVE OFFICE. Guarantor's place of business, or chief executive office, if it has more than one place of business, is located at 10 Alvin Court, East Brunswick, NJ 08816.

          7.11 MATERIAL AGREEMENTS. All agreements, excluding the Guarantor Documents, of Guarantor, the termination or breach of which would have a Material Adverse Effect on Guarantor ("MATERIAL AGREEMENTS") are listed on
Schedule 7.11 hereto and neither Guarantor nor, to Guarantor's knowledge, any other party to any Material Agreement, is in default thereunder, and no facts exist which with the giving of notice or the passage of time, or both, would constitute such a default. Guarantor will provide a true, correct and complete copy of each Material Agreement and all amendments thereto to CoBank upon its request.

          7.12 FINANCIAL STATEMENTS. Guarantor has previously furnished to CoBank (a) its consolidated audited balance sheet as at January 3, 1999, and its related consolidated statement of income and operations for the fiscal year then ended, accompanied by an opinion of Guarantor's independent public accountants, and the internally-prepared consolidated balance sheet of Guarantor as at October 31, 1999, and the related consolidated statement of income and operations of Guarantor for the month

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then ended, duly certified by the chief financial officer of Guarantor
(collectively, the "FINANCIAL STATEMENTS") and (b) the internally prepared balance sheet of each of the Village Farms Entities, the APD Entities and the General Partner Entities as at October 3, 1999, duly certified by the chief financial officer of each such entity (collectively, the "Merged Entities Balance Sheets"). The Financial Statements, including the notes thereto, are complete, and present fairly the financial position and results of operations and changes in the financial position of Guarantor and its consolidated entities as at such dates and for the periods specified, in conformity with GAAP; provided, however that the internally prepared financial statements through October 31, 1999 are subject to normal year-end adjustments and do not include footnotes. The Merged Entities Balance Sheets are complete, and present fairly the financial position of each of the Village Farms Entities, the APD Entities and the General Partner Entities as at such date and for the period specified, in conformity with GAAP; provided, however that the Merged Entities Balance Sheets are subject to normal year-end adjustments and do not include footnotes.

          7.13 ABSENCE OF UNDISCLOSED LIABILITIES. Except as described on
Schedule 7.13, neither Guarantor nor any of its consolidated entities nor any of the Village Farms Entities, APD Entities or General Partner Entities has any material liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), arising out of any set of facts existing on or prior to the date hereof, except liabilities and obligations fully reflected or reserved against in the Financial Statements or the Merged Entities Balance Sheets.

          7.14 NO MATERIAL ADVERSE CHANGE. Except as described on Schedule 7.14, since (a) October 31, 1999, there has been no Material Adverse Change in the financial condition, results of operations, business or prospects of Guarantor or any of its consolidated entities; and (b) October 3, 1999, there has been no Material Adverse Change in the financial condition, results of operations, business or prospects of any of the Village Farms Entities, the APD Entities or the General Partner Entities.

          7.15 PROJECTIONS. The Projections of Guarantor delivered to CoBank fairly present in all material respects the projected operations, financial condition, assets and liabilities of Guarantor as of the dates covered thereby. To Guarantor's knowledge, no undisclosed facts existed at the time of submission of the Projections which, if taken into account, would have resulted in any material change in the Projections. The Projections were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Guarantor's best estimate of its future results of operations and other information projected therein (it being recognized by CoBank that such Projections are an estimate and that actual results during the period or periods covered by the Projections may differ from the projected results). No change in the business, condition (financial or otherwise), operations, performance or properties of Guarantor has occurred since the date of the Projections that would materially change any of the information set forth in the Projections.

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          7.16 PAYMENT OF TAXES. Guarantor has filed all required federal, state and local tax returns and has paid all taxes as shown on such returns as they have become due. Guarantor has paid when due all other taxes, assessments or impositions levied or assessed against it or its businesses or properties.

          7.17 LICENSES AND APPROVALS. Guarantor: (a) has ownership of, or license to use, all franchises, certificates, approvals, permits, authorities, agreements, and licenses used or necessary to permit it to own its properties and to conduct its business, in substantially the manner as presently conducted and as contemplated to be conducted, with respect to which the failure to obtain and maintain would have a Material Adverse Effect on Guarantor ("REQUIRED LICENSES"); and (b) has taken all action, including the filing of all reports and requests for extensions or continuations, necessary to maintain all such Required Licenses, and has not taken or failed to take any action which, with the giving of notice, or the expiration of time, or both, could result in any such Required License being withdrawn, revoked, modified, or limited. Schedule
7.17 lists all Required Licenses presently in existence with respect to Guarantor. Except as set forth on Schedule 7.17, each Required License is in full force and effect, and there is no outstanding notice of cancellation or termination or, to Guarantor's knowledge, any threatened cancellation or termination in connection therewith, nor has an event occurred with respect to any Required License which, with the giving of notice or passage of time or both, could result in the revocation or termination thereof or otherwise in any impairment of Guarantor's rights with respect thereto, which impairment could reasonably be expected to have a Material Adverse Effect on Guarantor. None of the Required Licenses is subject to any restrictions or conditions that limit Guarantor's ability to conduct its business in substantially the manner as presently conducted or contemplated to be conducted (other than restrictions or conditions generally applicable to licenses of that type). No consent, permission, authorization, order, or license of any governmental authority is necessary in connection with the execution, delivery, performance, or enforcement of the Guarantor Documents, except such as have been obtained and are in full force and effect and as are described on Schedule 7.17.

          7.18 EMPLOYEE BENEFIT PLANS. Guarantor does not presently maintain or participate in, and has not in the past maintained or participated in, and is not obligated to contribute to, any of the following (each a "GUARANTOR BENEFIT PLAN" and collectively "GUARANTOR BENEFIT PLANS"): (a) any funded "employee welfare benefit plan," as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA"); (b) any "multiemployer plans," as defined in Section 3(37) of ERISA; (c) any "employee pension benefit plan" as defined in Section 3(2) of ERISA; (d) any "employee benefit plan", as such term is defined in Section 3(3) of ERISA; (e) any "multiple employer plan" within the meaning of Section 413 of the Internal Revenue Code of 1986, as amended from time to time ("CODE"); (f) any "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA; (g) a "voluntary employees' beneficiary association" within the meaning of Section 501(a)(9) of the Code; (h) a "welfare benefit fund" within the meaning of Section 419 of the Code; or (i) any employee welfare

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

benefit plan within the meaning of Section 3(1) of ERISA for the benefit of retired or former employees.

          7.19 EQUITY INVESTMENTS; CAPITALIZATION. The authorized and the issued and outstanding capital stock or other equity interests of Guarantor and Guarantor's consolidated entities, and the securities certificates (if any) representing such equity interests, are as set forth on Schedule 7.19 attached hereto ("AUTHORIZED STOCK"). All such Authorized Stock has been duly and validly authorized and issued in accordance, in all material respects, with all applicable federal and state laws, including securities laws, and is fully paid and non-assessable. Except as set forth on Schedule 7.19, there are no outstanding warrants, options or other rights to purchase or acquire any shares of the capital stock or other equity interests of Guarantor or any of Guarantor's consolidated entities nor any outstanding securities convertible into such shares, warrants, options, nor any rights to acquire any such convertible securities. To Guarantor's knowledge, the Authorized Stock is held of record and beneficially by the Persons, and in the amounts, identified on
Schedule 7.19. Neither Guarantor nor any of Guarantor's consolidated entities owns any equity interest in any entity other than as set forth on Schedule 7.19. Except for Liens granted to CoBank in connection with the Indebtedness and this Guaranty, Guarantor and each of Guarantor's consolidated entities own the stock and other equity interests set forth on Schedule 7.19 as being so owned, in each case free and clear of any Lien or restriction on transfer (other than restrictions generally applicable under securities laws).

          7.20 REAL PROPERTY. Schedule 7.20 contains a complete and accurate list of all real property interests held by Guarantor ("REAL ESTATE INTERESTS"), including without limitation any fee interest or leasehold interest and, in the case of fee interests, showing as of the date hereof the street address, county or other relevant jurisdiction, state, and book and fair value thereof, and, in the case of leasehold interests, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, record owner (if different from lessor), expiration date and annual rental cost thereof. Guarantor has good and marketable title to all Real Estate Interests listed on
Schedule 7.20 hereto.

          7.21 LIENS. Set forth on Schedule 7.21 hereto is a complete and accurate list of all Liens securing equipment lease obligations or purchase money indebtedness on the property or assets of Guarantor, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby, the payment terms of such obligations, and the property or assets of Guarantor subject thereto

          7.22 ENVIRONMENTAL COMPLIANCE. Without limiting the provisions of
Section 7.9 above, all real property owned or leased by Guarantor and all operations conducted by Guarantor are in compliance in all material respects with all Environmental Laws and Environmental Regulations, with respect to which the failure to comply would have a Material Adverse Effect on Guarantor. To the best of Guarantor's knowledge, no environmental contamination or condition currently exists on any Real Estate Interest owned or leased by Guarantor which could delay the sale or other disposition of, or could have (or already has had) an adverse effect on the value of, such Real Estate Interest of Guarantor. To the best of Guarantor's knowledge, no environmental contamination or condition currently exists on any property adjoining any Real Estate Interest owned or leased by Guarantor which could delay the sale or other disposition of, or could have (or already has had) an adverse effect on the value of, such Real Estate Interest of Guarantor.

          7.23 NO CONTINGENT LIABILITIES. Except for the Guaranteed Obligations,
Guarantor: (a) does not have any direct or contingent liability for any obligation of any Person; and (b) has no obligation to make a loan or advance to any Person or to own, purchase or acquire any stock, obligations or securities of, or any other interests in, or to make any capital contribution to, any Person.

          7.24 TITLE INSURANCE. Guarantor has delivered to CoBank: (a) title insurance commitments ("TITLE Commitments") acceptable to CoBank from one or more insurers acceptable to CoBank ("TITLE INSURERS") committing to issue an American Land Title Association lender's title insurance policy ("TITLE POLICY"), in form and amount satisfactory to CoBank, insuring CoBank's Lien on each of Guarantor's Real Estate Interests constituting a fee interest and on each of Guarantor's Real Estate Interests constituting a ground lease, or any other leasehold interest with respect to which the annual rental payments are $50,000.00 or more, as a valid first priority Lien, and (i) containing only such exceptions to title as are acceptable to CoBank, and (ii) containing such other endorsements as CoBank may require; and (b) with respect to leasehold Real Estate Interests (other than pursuant to a ground lease) where the annual rental payments are less than $50,000.00, either a Title Commitment or, at Guarantor's option, a written ownership and encumbrance report of current date indicating that there are no Liens on such Real Estate Interests. In addition, in the case of Guarantor's Real Estate Interests constituting fee interests, constituting leasehold interests under a ground lease, or constituting other leasehold interests with respect to which the annual rental payments are $50,000.00 or more, Guarantor has caused the Title Insurers to deliver to CoBank a written confirmation acceptable to CoBank confirming that the Title Insurers are irrevocably committed to issue the Title Policies in form and substance satisfactory to CoBank and that all conditions precedent to the issuance of the Title Policies have been satisfied.

          7.25 INTELLECTUAL PROPERTY. Set forth on Schedule 7.25 hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications for any of the foregoing that are owned or licensed by Guarantor (collectively, "INTELLECTUAL PROPERTY") and are registered with any federal or state governmental authority and all licenses thereof, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date or, if registration is not yet complete, the date of the application therefor and the application number and title, if any, and indicating whether Guarantor owns or licenses each such item of Intellectual Property. Guarantor owns or licenses all Intellectual Property that it utilizes in its business as presently being conducted and as anticipated to be conducted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect on Guarantor. The Intellectual Property is in full force and effect, and Guarantor has taken or caused to be taken all action, necessary to maintain the Intellectual Property in full force and effect and has not taken or failed to take or cause to be taken any action which, with the giving of notice, or the expiration of time, or both, could result in any such Intellectual Property being revoked, invalidated, modified, or limited.

          7.26 FISCAL YEAR. Each fiscal year of Guarantor ("FISCAL YEAR") begins on the day after the Sunday closest to December 31 of each calendar year and ends on the Sunday closest to December 31 of each calendar year.

          7.27 YEAR 2000. Guarantor has (i) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the risk that the Significant Software used by Guarantor or Guarantor's Mission Critical suppliers, vendors and customers may not be Year 2000 Compliant, (ii) developed a plan and timetable for remediation of Guarantor's Significant Software that may not be Year 2000 Compliant and for the development of contingency plans in the event of a failure of the Significant Software of Guarantor or its Mission Critical suppliers, vendors and customers to be Year 2000 Compliant, and (iii) to date, implemented that plan in accordance with such timetable. Based on the foregoing, to the best of Guarantor's knowledge, after due inquiry, the impact of the year 2000 on Guarantor and the Mission Critical customers and suppliers of Guarantor will not be such as to have a Material Adverse Effect on Guarantor.

          7.28 DISCLOSURE. Neither the representations and warranties contained in this Article 7 nor any information, exhibit or report furnished by Guarantor to CoBank in connection with the negotiation and preparation of this Guaranty or the other Guarantor Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     8. AFFIRMATIVE COVENANTS OF GUARANTOR. From and after the date of this Guaranty and until the Guaranteed Obligations are indefeasibly paid in full and CoBank has no obligation to make any extension of credit to Borrower, Guarantor agrees that it will observe and comply with the following covenants:

          8.1 BOOKS AND RECORDS. Guarantor shall at all times keep proper books of record and account, in which correct and complete entries shall be made of all its dealings, in accordance with GAAP.

          8.2 REPORTS AND NOTICES. Guarantor shall provide to CoBank the following reports, information and notices:

               8.2.1 ANNUAL FINANCIAL STATEMENTS. As soon as available, but in no event later than ninety (90) days after the end of any Fiscal Year: (a) the annual financial statements of Guarantor, on a consolidated and consolidating basis, prepared in accordance with GAAP consistently applied which shall: (i) be audited by independent certified public accountants selected by Guarantor which are reasonably acceptable to CoBank; (ii) be accompanied by a report of such accountants containing an opinion reasonably acceptable to CoBank; (iii) be accompanied by a Compliance Certificate; (iv) be prepared in reasonable detail and in comparative form; and (v) include a balance sheet, an income statement, a statement of cash flows, a statement of stockholders' equity, and all notes and schedules relating thereto; and (b) include a comparison of Guarantor's actual operating results for such completed Fiscal Year to the budgeted results of operations for such Fiscal Year.

               8.2.2 MONTHLY FINANCIAL REPORTS. As soon as available but no later than thirty (30) days after the end of each month, a comparison of Guarantor's actual operating results for such month to the budgeted results of operations for such month, prepared on a consolidated and consolidating basis and in accordance with GAAP consistently applied.

               8.2.3 QUARTERLY FINANCIAL STATEMENTS. As soon as available but in no event more than forty-five (45) days after the end of each of the first three Quarters in the Fiscal Year, the following internally-prepared financial statements, prepared on a consolidated and consolidating basis and in accordance with GAAP consistently applied: (a) a balance sheet, (b) an income statement,
(c) a statement of cash flows, (d) a comparison of Guarantor's actual operating results for such Quarter to the budgeted operating results for such Quarter, and
(e) such other quarterly statements as CoBank may specifically request, which quarterly statements shall include any and all notes and schedules thereto. Such quarterly financial statements required pursuant to this Subsection 8.2.3 shall be accompanied by a Compliance Certificate.

               8.2.4 BUDGET. Promptly upon becoming available and in any event no later than thirty (30) days prior to the end of each Fiscal Year, a copy of the budget setting forth the projected consolidated and consolidating Greenhouse operating results of Guarantor on a month-by-month basis for the next Fiscal Year and broken-out by Greenhouse operation, in a form satisfactory to CoBank, together with the assumptions and projections on which such budget is based. Each budget submitted by Guarantor to CoBank shall: (a) reflect Guarantor's reasonable estimate of the results of Guarantor's operations for the succeeding Fiscal Year and other information projected therein, and (b) be based upon assumptions and projections that are reasonable and fair in light of all conditions existing at the time of the submission of such budget to CoBank. In addition, if any material changes are made to such budget during the year, then Guarantor will promptly furnish copies to CoBank of any such changes.

               8.2.5 ADDITIONAL INFORMATION. With reasonable promptness, such additional financial information or documentation as CoBank may reasonably request.

               8.2.6 NOTICE OF DEFAULT. As soon as the existence of any default in the observance or performance of any of the covenants in this Article 8 or in
Article 9 hereof becomes known to any officer of Guarantor, written notice of such default, the nature and status thereof, and the action being taken or proposed to be taken with respect thereto.

          8.2.7 NOTICE OF LITIGATION. Notice in writing promptly after Guarantor obtains knowledge thereof, of all litigation in which Guarantor, General Partner, or Borrower is a party, and which either: (a) involves an amount of $100,000 or more, singularly or in the aggregate at any time, or (b) could reasonably be expected to result in a Material Adverse Effect on Guarantor, General Partner or Borrower.

               8.2.8 NOTICE OF MATERIAL ADVERSE EFFECT. Promptly after Guarantor obtains knowledge thereof, notice of any matter which has resulted or could result in a Material Adverse Effect on Guarantor, General Partner or Borrower.

               8.2.9 NOTICE OF ENVIRONMENTAL LITIGATION. Without limiting the provisions of Subsection 8.2.7 of this Guaranty, promptly after Guarantor's receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or other communication alleging a condition that may require Guarantor to undertake or to contribute to a cleanup or other response under Environmental Laws or Environmental Regulations, or which seeks penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such laws, or which claims personal injury or property damage to any person as a result of environmental factors or conditions or which, if adversely determined, could have a Material Adverse Effect on Guarantor.

               8.2.10 GOVERNMENTAL AND OTHER NOTICES. Promptly after Guarantor's receipt thereof, copies of any notices or other communications received from any governmental authority, with respect to any matter or proceeding the effect of which could reasonably be expected to have a Material Adverse Effect on Guarantor.

               8.2.11 ADVERSE ACTION REGARDING REQUIRED LICENSES AND INTELLECTUAL PROPERTY. In the event Guarantor learns that any petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint or proceeding is pending, or, to the best of Guarantor's knowledge, threatened, to seek to revoke, cancel, suspend, modify or limit (in a manner which is likely to have a Material Adverse Effect on Guarantor), any of the Required Licenses or the Intellectual Property, Guarantor shall provide CoBank with prompt written notice thereof and shall take, or cause to be taken, all reasonable measures to contest such action in good faith.

          8.3 MAINTENANCE OF EXISTENCE AND QUALIFICATION. Guarantor shall maintain its corporate existence in good standing under the laws of the State of Delaware. Guarantor will qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business, operations and properties and the failure to be so qualified would have a Material Adverse Effect on Guarantor.

          8.4 COMPLIANCE WITH LEGAL REQUIREMENTS AND AGREEMENTS. Guarantor shall comply with: (a) all laws, rules, regulations and orders applicable to

Guarantor or its business; and (b) all agreements, indentures, mortgages, and other instruments to which it is a party or by which it or any of its property is bound, where the failure to so comply could have a Material Adverse Effect on Guarantor.

          8.5 COMPLIANCE WITH ENVIRONMENTAL LAWS. Without limiting the provisions of Section 8.4 of this Guaranty, Guarantor shall comply in all material respects with, and take all reasonable steps necessary to cause all persons occupying or present on any Real Estate Interests of Guarantor to comply with, all Environmental Laws and Environmental Regulations, with respect to which the failure to comply could have a Material Adverse Effect on Guarantor.

          8.6 INSURANCE. Guarantor shall keep the Guarantor Collateral insured at all times by an insurance carrier or carriers approved by CoBank which have an A rating by the current BEST Key Rating Guide (provided that Florists Mutual Group will be deemed an approved insurance carrier so long as its BEST Key Rating does not fall below its rating as of the date of this Guaranty), against all risks covered by a special form policy (and including flood and windstorm coverage) in the amount of the full replacement cost of the Guarantor Collateral as well as liability, worker's compensation, business interruption, boiler and machinery and such other insurance as CoBank may reasonably require, in amounts and with deductibles or maximum payouts customarily carried by entities in similar lines of business. Guarantor shall also maintain fidelity coverage (including employee dishonesty) on such officers and employees and in such amounts as CoBank shall specify, or in the absence of any such specification, as customarily carried by corporations engaged in comparable businesses and comparably situated. Such insurance policies shall contain such reasonable endorsements as CoBank shall from time to time require and all liability policies shall name CoBank as an additional insured as its interests may appear. All such insurance policies shall be endorsed with a mortgagee's or loss payable clause, as appropriate, in favor of CoBank. The policy or policies evidencing all insurance referred to in this Section and receipts for the payment of premiums thereon or certificates of such insurance satisfactory to CoBank shall be delivered to and held by CoBank. All such insurance policies shall contain a provision requiring at least ten (10) days' notice to CoBank prior to any cancellation for non-payment of premiums and at least forty-five (45) days' notice to CoBank of cancellation for any other reason or of modification or non-renewal. Guarantor shall give CoBank satisfactory evidence of renewal of all such policies with premiums paid at least thirty (30) days before expiration. Guarantor agrees to pay all premiums on such insurance as they become due, and will not permit any condition to exist on or with respect to the Guarantor Collateral which would wholly or partially invalidate any insurance thereon. Effective upon the occurrence of an Event of Default under the Loan Agreement, all of Guarantor's right, title and interest in and to all such policies and any unearned premiums paid thereon are hereby assigned to CoBank who shall have the right, but not the obligation, to assign the same to any purchaser of the Guarantor Collateral at any foreclosure sale. Guarantor shall give immediate written notice to the insurance carrier and CoBank of any loss. Guarantor hereby authorizes and empowers CoBank, at CoBank's option and in CoBank's sole discretion, to, upon the occurrence of an Event of Default under the Loan Agreement, act as attorney-in-fact for

Guarantor to make proof of loss, to adjust and compromise any claim under insurance policies, to collect and receive insurance proceeds, and to deduct therefrom CoBank's expenses incurred in the collection of such proceeds, and all insurance policies of Guarantor shall provide that CoBank may act as Guarantor's attorney-in-fact for such purposes.

          8.7 TAXES. Guarantor shall cause to be paid when due all taxes, assessments, and other governmental charges and levies upon it, its income, its sales, its properties, and federal and state taxes withheld from its employees' earnings, unless (a) such taxes, assessments, or other governmental charges or levies shall be contested in good faith by appropriate actions or legal proceedings, (b) adequate reserves therefor shall be established by Guarantor in accordance with GAAP during the period of such contest, (c) the enforcement of any contested item, and any Lien relating thereto, is effectively, stayed, and
(d) the failure to pay or comply with the contested item could not reasonably be expected to result in a Material Adverse Effect on Guarantor.

          8.8 TITLE TO ASSETS AND MAINTENANCE. Guarantor shall defend and maintain title to, and shall maintain, keep and preserve all of its material properties (tangible and intangible) necessary or used in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and shall cause to be made all repairs, renewals, replacements, betterments and improvements thereof, all as in the sole judgment of Guarantor may be reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          8.9 PAYMENT OF LIABILITIES. Except for those liabilities set forth on
Schedule 8.9 which shall be paid in accordance with the schedule therefor set forth on Schedule 8.9, Guarantor shall pay all liabilities as they become due unless (with the exception of any obligations or liabilities owed to CoBank) they are contested in good faith by appropriate actions or legal proceedings, Guarantor establishes adequate reserves therefor in accordance with GAAP, the enforcement of such liability, and any Lien relating thereto, is effectively stayed, and such contest will not result in a Material Adverse Effect on Guarantor.

          8.10 FURTHER ASSURANCES, REAL PROPERTY INTERESTS. Guarantor shall, as may be required from time to time by CoBank, provide such documents as may be necessary or desirable in the judgment of CoBank to confirm the Lien on the Guarantor Collateral granted to CoBank. Promptly after the purchase or other acquisition of any Real Estate Interest, Guarantor shall provide CoBank with written notice of such acquisition and shall grant to CoBank a first deed of trust or mortgage on such Real Estate Interest, such deed of trust or mortgage to be in form and substance as specified by CoBank. In connection with the delivery of any mortgage or deed of trust, Guarantor shall deliver to CoBank, where required under the guidelines set forth in Section 7.24, a mortgagee's title policy satisfactory to CoBank in such amount as CoBank shall specify, to be obtained at Guarantor's sole cost. In connection with entering into, as lessee, any lease with respect to which the annual rental is $20,000.00 or more, Guarantor shall deliver to CoBank a lease amendment or leasehold assignment and consent (naming

CoBank as assignee), as determined by CoBank and in the form specified by CoBank, together with such consents or estoppels of lessor as CoBank shall specify.

          8.11 INSPECTION. Guarantor shall permit CoBank and its agents, during normal business hours or at such other times as the parties may agree, to examine Guarantor's properties, books, and records, and to discuss Guarantor's affairs, finances, operations, and accounts with its respective officers, directors, employees, and independent certified public accountants.

          8.12 REQUIRED LICENSES AND INTELLECTUAL PROPERTY. Guarantor shall duly and lawfully obtain and maintain in full force and effect all Required Licenses, and Guarantor shall maintain, or cause to be maintained, in full force and effect the Intellectual Property.

          8.13 ERISA. In the event Guarantor adopts, maintains, or becomes obligated to make payments under, any Guarantor Benefit Plan in the future (which Guarantor may not do without the prior written consent of CoBank), Guarantor shall: (a) cause each such Guarantor Benefit Plan to comply in all material respects with the Code and ERISA, including but not limited to preparing and delivering each material report, statement or other document required by ERISA and the Code within the period specified therein and conforming in form and substance to the provisions thereof; (b) cause any Guarantor Benefit Plan that is intended to satisfy the requirements of Section 401(a) of the Code to satisfy such requirements including, but not limited to obtaining a favorable determination letter with respect to each such Guarantor Benefit Plan; and (c) administer each Guarantor Benefit Plan in all material respects in accordance with the terms of such plan and with ERISA, the Code, and any other applicable law, except to the extent any failure to comply with the preceding clauses would not have a Material Adverse Effect on Guarantor.

          8.14 PERFORMANCE STANDARDS; BUDGETS. Guarantor shall meet the performance standards described on Exhibit 8.14 for each calendar month and Quarter, except that Guarantor will not be deemed to have breached the covenants of this Section 8.14: (a) if the negative variance from one or more of the performance standards set forth on Exhibit 8.14 is ten percent (10%) or less in any calendar month or five percent (5%) or less in any Quarter, or (b) even when the negative variance from one or more of the performance standards exceeds ten percent (10%) in any calendar month or five percent (5%) in any Quarter, if (i) such negative variance is recouped in the immediately succeeding calendar month, and (ii) there is no negative variance in any amount in any of the standards set forth on Exhibit 8.14 in such succeeding calendar month. No later than 30 days after the end of each month and forty-five days after the end of each Quarter, Guarantor shall provide to CoBank a certificate of Guarantor chief financial officer stating that: (1) he has reviewed all necessary reports regarding the operations of Guarantor, (2) he has, based upon such reports and such review, calculated (which calculations shall be set forth in detail and attached to such certificate) each of the performance standards for Guarantor referred to on
Exhibit 8.14 hereto for the relevant measurement period, and (3) based upon such review and calculations, each of such performance standards have been met for such measurement period.

          8.15 YEAR 2000. Guarantor agrees: (a) to use its best efforts to obtain from all Significant Software Providers, no later than the date hereof, reasonable assurance that Guarantor's Significant Software is Year 2000 Compliant; (b) to use its best efforts to obtain, no later than the date hereof, reasonable assurance from all of Guarantor's Mission Critical third party suppliers and customers that such suppliers' and customers' Significant Software is Year 2000 Compliant; (c) to diligently conduct thorough Year 2000 Compliance tests on or before the date hereof on all of Guarantor's Significant Software and to provide a written report to CoBank within two Business Days thereafter detailing any Year 2000 Compliance failures of Guarantor's Significant Software and Guarantor's plans for timely remediation of such Significant Software; (d) to complete all remediation of identified Year 2000 Compliance failures in Guarantor's Significant Software no later than the date hereof; (e) to provide to CoBank, no later than the date hereof, the written certification of Guarantor's chief financial officer, or other corporate officer satisfactory to CoBank, that: all of Guarantor's Significant Software has been diligently and thoroughly tested; any necessary remediation, with respect to Year 2000 Compliance failures identified through such testing, has been completed; and, to the best of Guarantor's knowledge, its Significant Software is Year 2000 Compliant; and (f) to provide to CoBank, no later than the date hereof, a written report detailing Guarantor's contingency plans in the event of an unexpected failure of Guarantor's Significant Software or Mission Critical suppliers or customers to be Year 2000 Compliant.

          8.16 ACTION PLANS. Guarantor agrees (a) to cause General Partner to follow the action plan, submitted to CoBank by General Partner and approved by CoBank, to resolve the claims of creditors of Village Farms of Pocono, L.P. ("POCONO") and to dissolve Pocono upon resolution of such claims, and (b) to follow the action plan, submitted to CoBank by Guarantor and approved by CoBank, to resolve the claims of creditors of Village Farms of Wheatfield, L.L.C. ("WHEATFIELD") and to dissolve Wheatfield upon resolution of such claims.

     9. NEGATIVE COVENANTS OF GUARANTOR. From and after the date of this Guaranty and until the Guaranteed Obligations are indefeasibly paid in full and CoBank does not have any obligation to make any extension of credit to Borrower, Guarantor agrees that it will observe and comply with the following covenants for the benefit of CoBank:

          9.1 BORROWINGS. Guarantor shall not create, incur, assume or permit to exist: (a) any indebtedness for borrowed money or for the deferred purchase price of property or services; (b) any contingent liabilities, such as guarantees and reimbursement obligations; or (c) any obligations under leases (whether operating or capital leases), except for: (i) indebtedness for the deferred purchase price of property and services acquired in the ordinary course of business which is described on Schedule 8.9, (ii) indebtedness or contingent liabilities owed to CoBank under the Loan Documents, (iii) leases and purchase money financing of equipment required in the ordinary course of Guarantor's business the aggregate amount of which does not exceed $50,000.00 at any time; and (iv) indebtedness constituting any refinancing or refunding of indebtedness described in clause (iii) of this Section, provided that the principal amount thereof does not increase as a result of any such refinancing or refunding from the balance owing on the date hereof or on the date of such refinancing or refunding, whichever is lower.

          9.2 NO OTHER BUSINESSES. Guarantor shall not transact or engage in any business other than: (a) ownership of equity interests in entities engaged in the operation of greenhouses, including the planting, growing, harvesting, and/or marketing of tomatoes, vegetables or other crops, and (b) agricultural biotech business activities related to vegetable and/or fruit production and preservation, without CoBank's prior written consent.

          9.3 LIENS. Guarantor shall not create, incur, assume or suffer to exist any Lien on any of the Guarantor Collateral, except:

          (a) the Liens resulting from the Guarantor Security Documents;

          (b) Liens for taxes or other governmental charges which are not due or remain payable without penalty, unless (i) such taxes, assessments, or other governmental charges or levies shall be contested in good faith by appropriate actions or legal proceedings, (ii) adequate reserves therefor shall be established by Guarantor in accordance with GAAP during the period of such contest, (iii) the enforcement of any contested item, and any Lien resulting therefrom, is effectively stayed, and (iv) the failure to pay or comply with the contested item could not reasonably be expected to result in a Material Adverse Effect on Guarantor;

          (c) deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations or in connection with or to secure the performance of bids, tenders, trade contracts or leases or to secure statutory obligations or surety or appeal bonds or other pledges or deposits of like nature and all in the ordinary course of business;

          (d) mechanics', carriers', workmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not yet due or which are being contested in good faith and by appropriate proceedings so long as (i) adequate reserves therefor shall be established by Guarantor in accordance with GAAP during the period of such contest, (ii) the enforcement of any contested item, and any Lien resulting therefrom, is effectively stayed, and
(iii) the failure to pay or comply with the contested item could not reasonably be expected to result in a Material Adverse Effect on Guarantor;

          (e) easements, rights-of-way, zoning restrictions and other similar matters incidental to the ownership of real property which do not in the aggregate materially detract from the value of such real property or materially impair their use in the operation of the business of Guarantor;

          (f) licenses of Guarantor's trademarks that are permitted under that certain Trademark Security Agreement of even date herewith by and between Guarantor and CoBank, together with all renewals, extensions, amendments, modifications, and supplements thereto; and

          (g) Liens securing leases or purchase money financing of equipment acquired in the ordinary course of Guarantor's business, provided that such Liens shall attach only to the equipment so leased or purchased and that the aggregate amount of all lease obligations and purchase money financing so secured does not exceed the amount permitted under Section 9.1.

          9.4 SALE OF ASSETS. Guarantor shall not sell, convey, assign, lease or otherwise transfer or dispose of, voluntarily, by operation of law or otherwise, any of the Guarantor Collateral, except for the sale of inventory in the ordinary course of business and except that: (a) Guarantor may dispose of worn-out or obsolete equipment so long as (i) if an Event of Default has occurred under the Loan Agreement and is continuing, any proceeds are paid to CoBank for application to the Indebtedness, (ii) whether or not an Event of Default has occurred under the Loan Agreement and is continuing, such sales do not involve equipment having an aggregate fair market value in excess of $50,000.00 for all such equipment disposed of in any calendar year that is not replaced with comparable equipment, and (iii) the transfer is made in an arm's-length transaction.

          9.5 LIABILITIES OF OTHERS. Guarantor shall not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligation of any other Person other than pursuant to this Guaranty.

          9.6 PAYMENTS ON INDEBTEDNESS. Guarantor shall not make any principal payment on any indebtedness except indebtedness owing to CoBank under the Guarantor Documents and, so long as no Event of Default or Potential Default under the Loan Agreement shall exist, indebtedness permitted by Section 9.1 of this Guaranty.

          9.7 CHANGE IN BUSINESS STRUCTURE. Guarantor shall not merge or consolidate with any entity, or acquire all or substantially all of the assets of any person or entity, or form or create any new subsidiary or affiliate, or commence operations under any other name, organization, or entity, including any joint venture without CoBank's prior written consent.

          9.8 LOANS, ADVANCES AND INVESTMENTS. Guarantor shall not make or permit to remain outstanding any loan or advance to, or purchase or acquire any stock, obligations or securities or equities of, or any other interest in, or make any capital contribution to, any Person, except that Guarantor may purchase, or acquire:

          (a) commercial paper maturing not in excess of one year from the date of acquisition and rated P1 by Moody's Investors Service, Inc. or A1 by Standard & Poor's Corporation on the date of acquisition;

          (b) certificates of deposit in North American commercial banks rated C or better by Keefe, Bruyette & Woods, Inc. or 3 or better by Cates Consulting Analysts, maturing not in excess of one year from the date of acquisition;

          (c) obligations of the United States government or any agency thereof, the obligations of which are guaranteed by the United States government, maturing, in each case, not in excess of one year from the date of acquisition; and

          (d) repurchase agreements of any bank or trust company incorporated under the laws of the United States of America or any state thereof and fully secured by a pledge of obligations issued or fully and unconditionally guaranteed by the United States government.

          9.9 TRANSACTIONS WITH RELATED PARTIES. Guarantor shall not purchase, acquire, or sell any equipment, other personal property, real property or services from or to any affiliate of Guarantor, except in the ordinary course of Guarantor's business and upon fair and reasonable terms no less favorable than would be obtained by Guarantor in a comparable arm's-length transaction with an unrelated Person.

          9.10 ERISA. Guarantor shall not: (a) adopt, maintain or become obligated to contribute to any Guarantor Benefit Plan or any Guarantor Pension Plan without the prior written consent of CoBank; (b) engage in or permit any transaction which could result in a "prohibited transaction" (as such term is defined in Section 406 of ERISA) or in the imposition of an excise tax pursuant to Section 4975 of the Code; (c) engage in or permit any transaction or other event which could result in a "reportable event" as such term is defined in
Section 4043 of ERISA for any Guarantor Benefit Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA that is intended to satisfy the requirements of Section 401(a) of the Code (each a "GUARANTOR PENSION Plan"); (d) fail to make full payment when due of all amounts which, under the provisions of any Guarantor Benefit Plan, Guarantor is required to pay as contributions thereto; (e) permit to exist any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $25,000.00, whether or not waived, with respect to any Guarantor Pension Plan;
(f) fail to make any payments to any "multiemployer plan" that Guarantor may be required to make under any agreement relating to such "multiemployer plan" or any law pertaining thereto; or (g) terminate any Guarantor Pension Plan in a manner which could result in the imposition of a lien on any property of Guarantor pursuant to Section 4068 of ERISA. Guarantor shall not terminate any Guarantor Pension Plan so as to result in any liability to the Pension Benefit Guaranty Corporation. As used in this Section, all terms enclosed in quotation marks shall have the meanings set forth in ERISA. Guarantor's failure to comply with any of the foregoing provisions of this Section shall not constitute a breach of this Guaranty unless such failure has a Material Adverse Effect on Guarantor.

          9.11 PAYMENT OF DIVIDENDS; DISTRIBUTIONS. Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of any class of its capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction or capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

          9.12 DISSOLUTION OR LIQUIDATION. Guarantor shall not dissolve or liquidate, or enter into any consolidation, pool, joint venture, or other combination.

          9.13 AMENDMENT OF ORGANIZATIONAL DOCUMENTS. Guarantor shall not amend any material term of its articles or certificate of Incorporation or its bylaws:
(a) if such amendment is in conjunction with any action which is otherwise prohibited under the terms of this Guaranty, and (b) in all other cases, without giving at least fifteen (15) days prior written notice to CoBank and a copy of the proposed amendment(s).

          9.14 CHANGE IN FISCAL YEAR. Guarantor shall not change its Fiscal
Year.

          9.15 OWNERSHIP OF BORROWER. Guarantor shall not cease to be the sole limited partner of Borrower or cease to be the sole member of General Partner and shall not permit General Partner to cease to be the sole general partner of Borrower.

          9.16 ISSUANCE OF ADDITIONAL SHARES OF CAPITAL STOCK; ETC. Guarantor shall not issue any additional shares of capital stock or other equity interests of Guarantor, or any warrants, options or other rights to purchase or acquire any shares of capital stock or other equity interests of Guarantor or any additional securities convertible into such shares of capital stock or equity interests.

     10. INDEMNIFICATION.

          10.1 GENERAL; STAMP TAXES; INTANGIBLES TAX. Guarantor agrees to indemnify and hold CoBank, each Participant and their directors, officers, employees, agents, professional advisers and representatives ("INDEMNIFIED Parties") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which any Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys' fees incurred by any Indemnified Party, arising out of or resulting from: (a) the material inaccuracy of any representation or warranty made by Borrower, VFIFA, General Partner, EcoScience or Guarantor in any Loan Document; (b) the material failure of Borrower, VFIFA, General Partner, EcoScience or Guarantor to perform or comply with any covenant or obligation of Borrower, VFIFA, General Partner, EcoScience or Guarantor under any Loan Document; or (c) the exercise by CoBank of any right or remedy set forth in this Guaranty or any other Loan Document, provided that Guarantor shall have no obligation to indemnify any Indemnified Party against claims, damages, losses, liabilities, costs or expenses to the extent that a court of competent jurisdiction renders a final non-appealable determination that the foregoing are solely the result of the willful misconduct or gross negligence of such Indemnified Party. In addition, Guarantor agrees to indemnify and hold the Indemnified Parties harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which CoBank or any other Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys' fees incurred by any Indemnified Party, arising out of or resulting from the imposition or nonpayment by Guarantor, Borrower, VFIFA, EcoScience or General Partner of any stamp tax, intangibles tax, or similar tax imposed by any governmental authority, including any amounts owing by virtue of the assertion that the property valuation used to calculate any such tax was understated. Guarantor shall have the right to assume the defense of any claim as would give rise to Guarantor's indemnification obligation under this Section with counsel of Guarantor's choosing so long as such defense is being diligently and properly conducted and Guarantor shall establish to the Indemnified Party's satisfaction that the amount of such claims are not, and will not be, material in comparison to the liquid and unrestricted assets of Guarantor available to respond to any award which may be granted on account of such claim. So long as the conditions of the preceding sentence are met, the Indemnified Party shall have no further right to reimbursement of attorneys' fees incurred thereafter. The obligation to indemnify set forth in this Section shall survive the termination of this Guaranty.

          10.2 INDEMNIFICATION RELATING TO HAZARDOUS SUBSTANCES. Guarantor shall not locate, produce, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from any property owned or operated by Guarantor, except in accordance with all Environmental Laws and Environmental Regulations; Guarantor shall not permit any Hazardous Substance to be located, produced, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape in, upon, under, over or from any property owned or operated by Guarantor, except in accordance with all Environmental Laws and Environmental Regulations; and Guarantor shall comply with all Environmental Laws and Environmental Regulations which are applicable to such property. If CoBank reasonably believes that an Environmental Law or Environmental Regulation has been violated by Guarantor's activities upon property owned or operated by Guarantor, and if CoBank so requests, Guarantor shall have prepared an environmental review, audit, assessment and/or report relating to the subject property, at Guarantor's sole cost and expense, by an engineer or other environmental expert acceptable to CoBank. If, however, the environmental review, audit, assessment and/or report reveals that no Environmental Law or Environmental Regulation has been violated, CoBank shall reimburse Guarantor for the costs and expenses of such engineer or other environmental expert in completing such audit or report. Guarantor shall indemnify the Indemnified Parties against, and shall reimburse the Indemnified Parties for, any and all claims, demands, judgments, penalties, liabilities, costs, damages and expenses, including court costs and attorneys' fees incurred by the Indemnified Parties (prior to trial, at trial and on appeal) in any action against or involving the Indemnified Parties, resulting from any breach of the foregoing covenants, or from the discovery of any Hazardous Substance in, upon, under or over, or emanating from, such property, it being the intent of Guarantor and the Indemnified Parties that the Indemnified Parties shall have no liability or responsibility for damage or injury to human health, the environmental or natural resources caused by, for abatement and/or clean-up of, or otherwise with respect to,

Hazardous Substances by virtue of the interest of CoBank (or any Participant) in the property created by any documents securing the Guaranteed Obligations or as the result of CoBank exercising any of its rights or remedies with respect thereto, including but not limited to becoming the owner thereof by foreclosure or conveyance in lieu of foreclosure. The foregoing covenants of this Section shall be deemed continuing covenants for the benefit of the Indemnified Parties, and any successors and assigns of the Indemnified Parties, including but not limited to the holder of any certificate of purchase, any transferee of the title of CoBank or any subsequent owner of the property, and shall survive the satisfaction or release of any Lien, any foreclosure of any Lien and/or any acquisition of title to the property or any part thereof by CoBank, or anyone claiming by, through or under CoBank or Guarantor by deed in lieu of foreclosure or otherwise. Any amounts covered by the foregoing indemnification shall bear interest from the date incurred at the Default Interest Rate, shall be payable on demand, and shall be secured by the Guarantor Security Documents. The indemnification and covenants of this Section shall survive the termination of this Guaranty.

     11. MISCELLANEOUS.

          11.1 LOAN DOCUMENTS. Guarantor has received and reviewed the Loan Agreement and the other Loan Documents and acknowledges, agrees, and consents to the terms and conditions set forth therein.

          11.2 ADDITIONAL GUARANTORS. This Guaranty shall be binding on Guarantor whether or not any other guarantors execute any guarantees of the Indebtedness.

          11.3 NO WAIVER BY COBANK. No delay or failure by CoBank to exercise any right or remedy against Guarantor will be construed as a waiver of that right or remedy. All remedies of CoBank against Guarantor are cumulative. Failure or delay on the part of CoBank to exercise any such right or remedy shall not operate as a waiver thereof. Any single or partial exercise by CoBank of any such right or remedy shall not preclude any future exercise thereof or the exercise of any other right or remedy.

          11.4 ASSIGNMENT. Guarantor may not assign this Guaranty without the written consent of CoBank. Subject to the foregoing, the provisions of this Guaranty shall be binding upon Guarantor, its successors and assigns. CoBank may, without notice to or consent from Guarantor, assign all or any part of the Guaranteed Obligations or any security therefor. In the event of such assignment, each and every immediate and successive assignee, transferee or holder of all or any part of the Guaranteed Obligations shall have the right to enforce this Guaranty, by legal action or otherwise, for its benefit, as fully as if such assignee, transferee or holder were named herein and specifically given such rights and power. Notwithstanding such sale, assignment, or transfer, CoBank shall have an unimpaired right to enforce this Guaranty for its own benefit as to any portion of the Guaranteed Obligations not sold, transferred or assigned, or which CoBank may have reacquired after such sale, transfer or assignment.

          11.5 SEVERABILITY. The invalidity or unenforceability of any one or more provisions of this Guaranty will not affect any other provision of this Guaranty. In the case of such invalidity or unenforceability, this Guaranty shall be construed as if the invalid or unenforceable provisions had not been included herein.

          11.6 AMENDMENTS. This Guaranty may not be amended without the written consent of CoBank and Guarantor. Guarantor agrees that it shall reimburse CoBank and any Participant for all fees and expenses incurred in retaining outside legal counsel in connection with any amendment or modification to this Guaranty requested by Guarantor.

          11.7 SERVICE OF PROCESS AND CONSENT TO JURISDICTION. Guarantor irrevocably agrees that any litigation with respect to this Guaranty or any other Guarantor Document or to enforce any judgment obtained against Guarantor for breach of this Guaranty or the other Guarantor Documents may be brought in the courts of the State of Colorado and in the United States District Court for the District of Colorado (if applicable subject matter jurisdictional requirements are present), as CoBank may elect; and, by execution and delivery of this Guaranty, Guarantor irrevocably submits to such jurisdiction. With respect to litigation concerning this Guaranty or the other Guarantor Documents within the jurisdiction of the courts of the State of Colorado or the United States District Court for the District of Colorado, Guarantor hereby irrevocably appoints, until January 31, 2005, The Corporation Company, 1675 Broadway, Denver, Colorado 80202, as the agent of Guarantor to receive for and on behalf of Guarantor, service of process, which service may be made by mailing a copy of any summons or other legal process to Guarantor in care of such agent. Guarantor agrees that Guarantor shall maintain a duly appointed agent for service of summons and other legal process as long as Guarantor remains obligated under this Guaranty. The receipt by such agent and/or by Guarantor of such summons or other legal process in any such litigation shall be deemed personal service and acceptance by Guarantor for all purposes of such litigation. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          11.8 JURY WAIVER. IT IS MUTUALLY AGREED BY AND BETWEEN COBANK AND GUARANTOR THAT THEY EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY OR THE GUARANTOR SECURITY DOCUMENTS.

          11.9 RELEASE. GUARANTOR HEREBY RELEASES, WAIVES AND FOREVER DISCHARGES VFIFA, COBANK, EACH PARTICIPANT AND EACH OF THEIR RESPECTIVE SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS FROM ALL KNOWN AND UNKNOWN, ABSOLUTE AND CONTINGENT, CLAIMS, DEFENSES, SETOFFS, COUNTERCLAIMS, CAUSES OF ACTION, ACTIONS, SUITS OR OTHER LEGAL PROCEEDINGS OF ANY KIND EXISTING OR ACCRUED AS OF THE DATE OF THIS AGREEMENT IN FAVOR OF GUARANTOR.

          11.10 NOTICES. All notices, requests and demands required or permitted under the terms of this Guaranty shall be in writing and (a) shall be addressed as set forth below or at such other address as either party shall designate in writing and shall be personally delivered or sent by facsimile transmission, overnight courier, or United States Mail, certified and return receipt requested, and (b) shall be deemed to have been given or made: (i) if delivered personally, immediately upon delivery; (ii) if by facsimile transmission, immediately upon sending and upon confirmation of receipt; (iii) if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and (iv) if by United States Mail, certified mail, return receipt requested, five (5) days after mailing.

If to CoBank:

                           CoBank, ACB
                           5500 S. Quebec St.
                           Englewood, CO 80111
                           Facsimile: (303) 224-6109
                           Attention: Mr. Nicholas D. Jewitt
                                      Vice President, Special Assets

                  With a copy to:

                           Farm Credit Bank of Texas
                           6210 Highway 290 East
                           Austin, Texas 78723
                           P.O. Box 15919
                           Austin, Texas 78761
                           Facsimile: (512) 465-0675
                           Attention: Mr. Jim Floyd

If to Guarantor:

                           Agro Power Development, Inc.
                           10 Alvin Court
                           East Brunswick, New Jersey 08816
                           Facsimile: (732) 432-0770
                           Attention: Michael DiGiglio,
                                      President

          11.11 APPLICABLE LAW. To the extent not governed by federal law, this Guaranty shall be governed by and interpreted in accordance with the internal laws of the State of Colorado, without giving effect to any otherwise applicable rules concerning conflicts of law.

          11.12 CAPTIONS. The captions or headings in this Guaranty and any table of contents hereof are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Guaranty.

          11.13 LIBERAL CONSTRUCTION. This Guaranty constitutes a fully negotiated agreement between commercially sophisticated parties, each assisted by legal counsel, and shall not be construed and interpreted for or against Guarantor or CoBank.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

     Guarantor has executed this Guaranty as of the day and year first above written.


                                       GUARANTOR:

                                       AGRO POWER DEVELOPMENT, INC.


                                       By:
                                          -----------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------

                                TABLE OF CONTENTS

R E C I T A L S ..................................................................................................1

A G R E E M E N T S ..............................................................................................1

1. Defined Terms .................................................................................................1

    1.1 APD Entities .............................................................................................1

    1.2 APD Merger ...............................................................................................1

    1.3 APD Entities .............................................................................................1

    1.4 Business Day .............................................................................................1

    1.5 Capital Lease ............................................................................................1

    1.6 Compliance Certificate ...................................................................................1

    1.7 EBITDA ...................................................................................................1

    1.8 EcoScience ...............................................................................................2

    1.9 Environmental Laws .......................................................................................2

    1.10 Environmental Regulations ...............................................................................2

    1.11 GAAP ....................................................................................................2

    1.12 General Partner .........................................................................................2

    1.13 General Partner Entities ................................................................................2

    1.14 General Partner Merger ..................................................................................2

    1.15 Greenhouses .............................................................................................2

    1.16 Gross Profit ............................................................................................2

    1.17 Guarantees ..............................................................................................2

    1.18 Guarantor Documents .....................................................................................2

    1.19 Guarantor Security Agreement ............................................................................2

    1.20 Guarantor Security Documents ............................................................................2

    1.21 Hazardous Substances ....................................................................................3

    1.22 Indebtedness ............................................................................................3

    1.23 Interest Expense ........................................................................................3

    1.24 Lien ....................................................................................................3

    1.25 Loan Documents ..........................................................................................3

    1.26 Material Adverse Change .................................................................................3

    1.27 Material Adverse Effect .................................................................................3

    1.28 Mission Critical ........................................................................................3

    1.29 Notes ...................................................................................................4

    1.30 Participant .............................................................................................4

    1.31 Person ..................................................................................................4

    1.32 Projections .............................................................................................4

    1.33 Quarter .................................................................................................4

    1.34 Security Documents ......................................................................................4

    1.35 Significant Software ....................................................................................4

    1.36 VFIFA ...................................................................................................4

    1.37 Village Farms Entities ..................................................................................4

    1.38 Year 2000 Compliant .....................................................................................5

2. Guaranty ......................................................................................................5

3. Guaranty of Payment; Waiver of Defenses, Etc. .................................................................6

    3.1 General ..................................................................................................6

    3.2 Waivers ..................................................................................................6

    3.3 Amount of Indebtedness ...................................................................................7

    3.4 Subrogation ..............................................................................................7

    3.5 Subordination of Other Debt ..............................................................................7

    3.6 Liens and Rights of Set-Off ..............................................................................7

4. Recovery of Payment ...........................................................................................7

5. Information Regarding Borrower ................................................................................7

6. Security ......................................................................................................7

7. Representations and Warranties ................................................................................8

    7.1 Organization, Good Standing, etc .........................................................................8

    7.2 Authority; Due Authorization .............................................................................8

    7.3 Mergers ..................................................................................................8

    7.4 Consents .................................................................................................8

    7.5 Title to Guarantor Collateral ............................................................................8

    7.6 Litigation ...............................................................................................9

    7.7 No Violations ............................................................................................9

    7.8 Binding Agreement ........................................................................................9

    7.9 Compliance with Laws .....................................................................................9

    7.10 Chief Executive Office ..................................................................................9

    7.11 Material Agreements .....................................................................................9

    7.12 Financial Statements ....................................................................................9

    7.13 Absence of Undisclosed Liabilities .....................................................................10

    7.14 No Material Adverse Change .............................................................................10

    7.15 Projections ............................................................................................10

    7.16 Payment of Taxes .......................................................................................10

    7.17 Licenses and Approvals .................................................................................11

    7.18 Employee Benefit Plans .................................................................................11

    7.19 Equity Investments; Capitalization .....................................................................11

    7.20 Real Property ..........................................................................................12

    7.21 Liens ..................................................................................................12

    7.22 Environmental Compliance ...............................................................................12

    7.23 No Contingent Liabilities ..............................................................................12

    7.24 Title Insurance ........................................................................................13

    7.25 Intellectual Property ..................................................................................13

    7.26 Fiscal Year ............................................................................................13

    7.27 Year 2000 ..............................................................................................13

    7.28 Disclosure .............................................................................................14

8. Affirmative Covenants of Guarantor ...........................................................................14

    8.1 Books and Records .......................................................................................14

    8.2 Reports and Notices .....................................................................................14

        8.2.1 Annual Financial Statements .......................................................................14

        8.2.2 Monthly Financial Reports .........................................................................14

        8.2.3 Quarterly Financial Statements ....................................................................14

        8.2.4 Budget ............................................................................................15

        8.2.5 Additional Information ............................................................................15

        8.2.6 Notice of Default .................................................................................15

        8.2.7 Notice of Litigation ..............................................................................15

        8.2.8 Notice of Material Adverse Effect .................................................................15

        8.2.9 Notice of Environmental Litigation ................................................................15

        8.2.10 Governmental and Other Notices ...................................................................15

        8.2.11 Adverse Action Regarding Required Licenses and Intellectual Property .............................16

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

    8.3 Maintenance of Existence and Qualification ..............................................................16

    8.4 Compliance with Legal Requirements and Agreements .......................................................16

    8.5 Compliance with Environmental Laws ......................................................................16

    8.6 Insurance ...............................................................................................16

    8.7 Taxes ...................................................................................................17

    8.8 Title to Assets and Maintenance .........................................................................17

    8.9 Payment of Liabilities ..................................................................................17

    8.10 Further Assurances, Real Property Interests ............................................................17

    8.11 Inspection .............................................................................................18

    8.12 Required Licenses and Intellectual Property ............................................................18

    8.13 ERISA ..................................................................................................18

    8.14 Performance Standards; Budgets .........................................................................18

    8.15 Year 2000 ..............................................................................................19

    8.16 Action Plans ...........................................................................................19

9. Negative Covenants of Guarantor ..............................................................................19

    9.1 Borrowings ..............................................................................................19

    9.2 No Other Businesses .....................................................................................20

    9.3 Liens ...................................................................................................20

    9.4 Sale of Assets ..........................................................................................21

    9.5 Liabilities of Others ...................................................................................21

    9.6 Payments on Indebtedness ................................................................................21

    9.7 Changes in Business Structure ...........................................................................21

    9.8 Loans, Advances and Investments .........................................................................21

    9.9 Transactions With Related Parties .......................................................................22

                                       v

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
   9.10 ERISA ..................................................................................................22

    9.11 Payment of Dividends; Distributions ....................................................................22

    9.12 Dissolution or Liquidation .............................................................................22

    9.13 Amendment of Organizational Documents ..................................................................22

    9.14 Change in Fiscal Year ..................................................................................22

    9.15 Ownership of Borrower ..................................................................................23

    9.16 Issuance of Additional Shares of Capital Stock; Etc. ...................................................23

10. Indemnification .............................................................................................23

    10.1 General; Stamp Taxes; Intangibles Tax ..................................................................23

    10.2 Indemnification Relating to Hazardous Substances .......................................................23

11. Miscellaneous ...............................................................................................24

    11.1 Loan Documents .........................................................................................24

    11.2 Additional Guarantors ..................................................................................24

    11.3 No Waiver by CoBank ....................................................................................25

    11.4 Assignment .............................................................................................25

    11.5 Severability ...........................................................................................25

    11.6 Amendments .............................................................................................25

    11.7 Service of Process and Consent to Jurisdiction .........................................................25

    11.8 Jury Waiver ............................................................................................26

    11.9 Release ................................................................................................26

    11.10 Notices ...............................................................................................26

    11.11 Applicable Law ........................................................................................27

    11.12 Captions ..............................................................................................27

    11.13 Liberal Construction ..................................................................................27


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

                             EXHIBITS AND SCHEDULES



Exhibit 1.6       Compliance Certificate
Exhibit 8.14      Performance Standards

Schedule 1.32     Projections
Schedule 7.6      Litigation
Schedule 7.11     Material Agreements
Schedule 7.13     Undisclosed Liabilities
Schedule 7.14     Material Adverse Changes
Schedule 7.17     Required Licenses and Consents
Schedule 7.19     Equity Investments and Capitalization
Schedule 7.20     Real Estate Interests
Schedule 7.21     Liens
Schedule 7.25     Intellectual Property
Schedule 8.9      Past-Due Liabilities and Payment Schedule


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